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                                                                    EXHIBIT 4(J)

                     SEVENTH AMENDMENT TO KOGER EQUITY, INC.
                          COMMON STOCK RIGHTS AGREEMENT
                          DATED AS OF DECEMBER 21, 2001


         This Seventh Amendment to the Common Stock Rights Agreement dated as of December 21, 2001 (the "Amendment"), is between Koger Equity, Inc., a Florida corporation (the "Company") and Wells Fargo Bank Minnesota, N. A. (the "Rights Agent"), and amends the Common Stock Rights Agreement dated as of September 30, 1990 (the "Rights Agreement" as amended and in effect on the date hereof, prior to giving effect to the Amendment, the "Amended Rights Agreement"). Unless otherwise defined herein, capitalized terms in the Amendment shall have the same meaning as those contained in the Amended Rights Agreement.

                                  WITNESSETH:

         WHEREAS, on September 30, 1990, the Board of Directors of the Company authorized the issuance of Rights to purchase, on the terms and subject to the provisions of the Rights Agreement, shares of the Company's Common Stock; and

         WHEREAS, on September 30, 1990, the Board of Directors of the Company authorized and declared a dividend distribution of one Right for every share of Common Stock of the Company outstanding on the Dividend Record Date and authorized the issuance of one Right (subject to certain adjustments) for each share of Common Stock of the Company issued between the Dividend Record Date and the Distribution Date; and


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WHEREAS, the Distribution Date has not occurred; and

         WHEREAS, pursuant to Section 27 of the Amended Rights Agreement, the Continuing Directors have unanimously approved an amendment of certain provisions of the Amended Rights Agreement as set forth below;

         NOW, THEREFORE, in consideration of the premises, the mutual promises herein set forth and other good and valid consideration the sufficiency hereof and thereof being hereby acknowledged, the parties hereto hereby agree as follows:

         1. Section 1(v) is amended and restated in its entirety as follows: "(v) 'Exempt Person' shall mean any person which the Continuing Directors may from time to time determine to be an Exempt Person."

         2.       Sections 1(c)-A, 1(c)-B, 1(c)-C and 1(c)-D each added by
Section 1 of the Fourth Amendment to the Amended Rights Agreement shall be deleted in their entirety.

         3. Sections 1(aa)-A and 1(aa)-B added by Section 3 of the Fourth Amendment to the Amended Rights Agreement shall be deleted in their entirety.

         4. Section 1(cc)-A added by Section 4 of the Fourth Amendment to the Amended Rights Agreement shall be deleted in its entirety.


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         5.       Section 1(ii)-A added by Section 5 of the Fourth Amendment to the Amended Rights Agreement shall be deleted in its entirety.

         The effect of the above amendments and deletions from the Amended Rights Agreement is to abrogate the exemptions provided in the Second Amendment, Amendment No. 3 and the Fourth Amendment to the Amended Rights Agreement.

         IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed and set their respective hands and seals all as of the date and year first above written.


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                                     KOGER EQUITY, INC.



                                     By: s/ James L. Stephens
                                         ---------------------------------------

                                     Its Vice President
                                         ---------------------------------------


Attest:



By: s/ Pamela K. Walker
    ------------------------------------
    Title: Administrative Asst.
           -----------------------------


                                     WELLS FARGO BANK MINNESOTA, N.A.
                                     As Rights Agent



                                     By: s/ Claudine Anderson
                                         ---------------------------------------

                                     Its Account Manager
                                         --------------------------------------


Attest:



By: s/ Corbin B. Connell
    ------------------------------------
    Title: Assistant Vice President
           -----------------------------


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